                                                                EXHIBIT 99(a)(2)
                                                      ILM II SENIOR LIVING, INC.

                                 AGREEMENT OF SALE


The undersigned Shareholder (the "Seller") does hereby sell, assign, transfer, convey and deliver (the "Sale") to Redwood Investors, LLC, a Delaware limited liability company ("Redwood" or the "Purchaser"), all of the Seller's right, title and interest in shares of common stock $.01 par value ("Shares") in ILM II Senior Living, Inc. (the "Company") being sold pursuant to this Agreement of Sale ("Agreement") and the Offer dated June 4, 1998 (the "Offer") for a purchase price of $7.00 per Share, less the amount of any dividends or other distributions declared or paid from any source by the Company with respect to the Shares after May 1, 1998 without regard to the record date or whether such dividends or other distributions are classified as a return on, or a return of, capital. CASH PAYMENT WILL BE MADE AFTER THE EXPIRATION DATE AND WITHIN 5 BUSINESS DAYS OF WRITTEN CONFIRMATION THAT REDWOOD HAS BEEN ADMITTED AS A SHAREHOLDER OF RECORD FOR THE SHARES BEING PURCHASED.

The Seller hereby represents and warrants to the Purchaser that the Seller owns such Shares and has full power and authority to validly sell, assign, transfer, convey, and deliver to the Purchaser such Shares, and that when any such Shares are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Shares will not be subject to any adverse claim. The Seller further represents and warrants that the Seller is a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or if the Seller is not a United States person, the Seller does not own beneficially or of record more than 5 percent of the outstanding Shares.

Such Sale shall include, without limitation, all rights in, and claims to, any Company profits and losses, cash dividends or other distributions, voting rights and other benefits of any nature whatsoever, distributable or allocable to such Shares under the Articles of Incorporation and Bylaws. Upon the execution of this Agreement by the Seller, Purchaser shall have the right to receive all benefits and cash dividends or other distributions and otherwise exercise all rights of beneficial ownership of such Shares.

Seller, by executing this Agreement, hereby irrevocably constitutes and appoints Purchaser as its true and lawful agent and attorney-in-fact with respect to the Shares with full power of substitution. This power of attorney is an irrevocable power, coupled with an interest of the Seller to Purchaser, to (i) execute, swear to, acknowledge, and file any document relating to the transfer of the ownership of the Shares on the books of the Company that are maintained with respect to the Shares and on the Company's books maintained by the Company, or amend the books and records of the Company as necessary or appropriate for the Purchaser to become the Shareholder of record with respect to Seller's Shares, (ii) vote or act in such manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to the Shares, (iii) deliver the Shares and transfer ownership of the Shares on the books of the Company that are maintained with respect to the Shares and on the Company's books, maintained by the Company, (iv) endorse on the Seller's behalf any and all payments received by Purchaser from the Company for any period on or after May 1, 1998, which are made payable to the Seller, in favor of Purchaser, (v) execute on the Seller's behalf, any applications for transfer and any distribution allocation agreements required by the National Association of Securities Dealers, Inc.'s Notice to Members 96-14 to give effect to the transaction contemplated by this Agreement, and (vi) receive all benefits and dividends or other distributions and amend the books and records of the Company, including Seller's address and record, to direct dividends or other distributions to Purchaser as of the effective date of this Agreement and otherwise exercise all rights of beneficial owner of the Shares. Purchaser shall not be required to post bond of any nature in connection with this power of attorney.

Seller and Purchaser do hereby release and discharge the Company and its affiliates and each of their respective officers, directors, shareholders, employees, and agents from all actions, causes of actions, claims or demands Seller or Purchaser have, or may have, against any such person that result from such party's reliance on this Agreement or any of the terms and conditions contained herein. Seller and Purchaser do hereby indemnify and hold harmless the Company and its affiliates and each of their respective officers, directors, shareholders, employees, and agents from and against all claims, demands, damages, losses, obligations, and responsibilities arising, directly or indirectly, out of a breach of any one or more of their respective representations and warranties set forth herein.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Upon request, the Seller will execute and deliver any additional documents deemed by the Purchaser or the Company to be necessary or desirable to complete the assignment, transfer and purchase of such Shares. Redwood reserves the right to amend or extend the offer at any time without further notice to the Shareholders.

The Seller hereby certifies, under penalties of perjury, that (i) the tax identification number shown on this form is the Seller's correct Taxpayer Identification Number; and (ii) Seller is not subject to backup withholding either because Seller has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding.

The Seller hereby also certifies, under penalties of perjury, that the Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). The Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

This Agreement shall be governed by and construed in accordance with the laws of the State of California. Seller waives any claim that California or the Southern District of California is an inconvenient forum, and waives any right to trial by jury.

The undersigned Seller (including any joint owner(s)) owns and wishes to assign the number of Shares set forth below. By its own or its Authorized Signatory's signature below, the Seller hereby assigns its entire right, title and interest to the Shares to the Purchaser.

                                                      ILM II SENIOR LIVING, INC.

By executing this Agreement the Seller hereby acknowledges to the Company that the Seller desires to have Purchaser become the Shareholder of record as to the Shares referenced herein and hereby directs the Company to take all such actions as are necessary to accomplish such transfer, and appoints the Company the agent and attorney-in-fact of the Shareholder, to execute, swear to, acknowledge and file any document or amend the books and records of the Company as necessary or appropriate for the Purchaser to become the Shareholder of record.


IN WITNESS WHEREOF the Shareholder has executed, or caused its Authorized Signatory to execute, this Agreement.


Print Name of Shareholder (as it appears on the investment)_____________________
____________________________________________________

Print Name and Capacity of Authorized Signatory (if other than above)___________
_____________________________________________________


__________________________________            __________________________________
Seller's Signature                            Joint Seller's Signature
MEDALLION GUARANTEE                           MEDALLION GUARANTEE
(Medallion Guarantee for                      (Medallion Guarantee for
 EACH Seller's signature)                      EACH Seller's signature)






__________________________________   Home Telephone Number

__________________________________   Office Telephone Number

__________________________________   Mailing Address

__________________________________   City, State, Zip Code

__________________________________   State of Residence

__________________________________   Social Security/Tax ID No.


                                        --------------------------------------

                                        ------- FOR INTERNAL USE ONLY -------

                                        ACCEPTED:
                                        REDWOOD INVESTORS, LLC
                                        By: Its Manager, Arlen Capital, LLC


                                        By:____________________________________
                                                Authorized Representative
                                        --------------------------------------


_________________________________ Date

              $7.00
_________________________________ Sales Price per Share

                        _________ Number of Shares to be sold
                                  OR
                             / /  Check here if you wish to sell ALL your Shares


                                        YOU MUST MAIL EXECUTED ORIGINAL AND ALL
                                        SHARE CERTIFICATES, IF ANY, TO
                                        PURCHASER:
                                        Redwood Investors, LLC
                                        1650 Hotel Circle North, Suite 200
                                        San Diego, California 92108


     PLEASE CALL US AT (800) 891-4105 IF YOU HAVE ANY QUESTIONS REGARDING
                           THE SALE OF YOUR SHARES.
--------------------------------------------------------------------------------

                   INSTRUCTIONS TO COMPLETE AGREEMENT OF SALE
ALL SIGNATURES MUST BE MEDALLION GUARANTEED
BENEFICIAL OWNER OF RECORD SHOULD:                          DEATH
1.   COMPLETE and SIGN Agreement.                           If any owner is
2.   Have your signature Medallion Guaranteed               deceased, please
     by your Bank or Broker.                                enclose a certified
3.   Indicate Number of Shares Owned and/or To Be Sold.     copy of Death
4.   Return Agreement in Envelope Provided.                 Certificate. If
                                                            Ownership is OTHER
JOINT OWNERSHIP                                             than Joint Tenants
Please have ALL owners of record sign Agreement, and        With Right of
SEPARATELY Medallion Guarantee each signature.              Survivorship, please
                                                            provide Letter of
1.   Beneficial owner must sign Agreement.                  Testamentary or
2.   Provide Custodian information. (i.e. Name, Company     Administration
     Name, Address, Phone No. and Account No.)              current within 60
------------------------------------------------------      days showing your
3.   Redwood will obtain the Medallion Guarantee            beneficial ownership
      of Custodian Signature.                               or executor capacity
                                                            (in addition to
                                                            copy of Death
                                                            Certificate).

                                                            CORPORATION
                                                            Corporate resolution
                                                            required showing
                                                            authorized
                                                            signatory.
                                                            TRUST, PROFIT
                                                            SHARING OR PENSION
                                                            PLAN
                                                            Please provide
                                                            title, signature,
                                                            and other
                                                            applicable pages
                                                            of Trust Agreement
                                                            showing authorized
                                                            signatory.
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                                                               REDWOOD INVESTORS
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                                                               5.1.98.ILM-II
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